4861-1559-3740.1 ___________________________________________________________________________ UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 ____________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______________________________ DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly BANKERS TRUST COMPANY) (Exact name of trustee as specified in its charter) NEW YORK 13-4941247 (Jurisdiction of Incorporation of (I.R.S. Employer organization if not a U.S. national bank) Identification no.) 60 WALL STREET NEW YORK, NEW YORK 10005 (Address of principal (Zip Code) executive offices) Deutsche Bank Trust Company Americas Attention: Mirko Mieth Legal Department 1 Columbus Circle, 19th Floor New York, New York 10019 (212) 250 – 1663 (Name, address and telephone number of agent for service) ______________________________________________________ THE AES CORPORATION (Exact name of obligor as specified in its charter) Delaware 54-1163725 (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.) 4300 Wilson Boulevard Arlington, Virginia 22203 (Address of principal executive offices) (Zip code) _____________________________ Debt Securities (Title of the Indenture securities)

Item 1. General Information. Furnish the following information as to the trustee. (a) Name and address of each examining or supervising authority to which it is subject. Name Address Federal Reserve Bank (2nd District) New York, NY Federal Deposit Insurance Corporation Washington, D.C. New York State Banking Department Albany, NY (b) Whether it is authorized to exercise corporate trust powers. Yes. Item 2. Affiliations with Obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation. None. Item 3. -15. Not Applicable Item 16. List of Exhibits. Exhibit 1 - Restated Organization Certificate of Bankers Trust Company dated August 6, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810. Exhibit 2 - Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333- 201810. Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810. Exhibit 4 - A copy of existing By-Laws of Deutsche Bank Trust Company Americas, dated April 29, 2021 (see attached).

Exhibit 5 - Not applicable. Exhibit 6 - Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810. Exhibit 7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Exhibit 8 - Not Applicable. Exhibit 9 - Not Applicable.

SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 1st day of February, 2022. DEUTSCHE BANK TRUST COMPANY AMERICAS /s/ Luke Russell By: Name: Luke Russell Title: Vice President

- 1 - AMENDED AND RESTATED BY-LAWS OF DEUTSCHE BANK TRUST COMPANY AMERICAS ARTICLE I STOCKHOLDERS Section 1.01. Annual Meeting. The annual meeting of the stockholders of Deutsche Bank Trust Company Americas (the “Company”) shall be held in the City of New York within the State of New York within the first four months of the Company’s fiscal year, on such date and at such time and place as the board of directors of the Company (“Board of Directors” or “Board”) may designate in the call or in a waiver of notice thereof, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. Section 1.02. Special Meetings. Special meetings of the stockholders of the Company may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of stock of the Company issued and outstanding and entitled to vote, at such times. If for a period of thirteen months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the Company, the Board of Directors shall call a special meeting for the election of directors within two weeks after the expiration of such period; otherwise, holders of record of ten percent (10%) of the shares of stock of the Company entitled to vote in an election of directors may, in writing, demand the call of a special meeting at the office of the Company for the election of directors, specifying the date and month thereof, but not less than two nor more than three months from the date of such call. At any such special meeting called on demand of stockholders, the stockholders attending, in person or by proxy, and entitled to vote in an election of directors shall constitute a quorum for the purpose of electing directors, but not for the transaction of any other business. Section 1.03. Notice of Meetings. Notice of the time, place and purpose of every meeting of stockholders shall be delivered personally or mailed not less than 10 nor more than 50 days before the date of such meeting (or any other action) to each stockholder of record entitled to vote, at his post office address appearing upon the records of the Company or at such other address as shall be furnished in writing by him to the Secretary of the Company for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all stockholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present. Section 1.04. Quorum. The holders of record of at least a majority of the shares of the stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, by the Company’s Organization Certificate or by these By-Laws, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained. Section 1.05. Organization of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board or, if he is not present, by the President or, if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Company, or in his absence an Assistant Secretary, shall act as secretary of the meeting, if present.

- 2 - Section 1.06. Voting. At each meeting of stockholders, except as otherwise provided by statute, the Company’s Organization Certificate or these By-Laws, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the records of the Company. Elections of directors shall be determined by a plurality of the votes cast thereat and, except as otherwise provided by statute, the Company’s Organization Certificate or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders present in person or by proxy entitled to vote at such election. Section 1.07. Action by Consent. Except as may otherwise be provided in the Company’s Organization Certificate, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by all the holders of record of shares of the stock of the Company, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. ARTICLE II DIRECTORS Section 2.01. Chairman of the Board. Following the election of the Board of Directors at each annual meeting, the elected Board shall appoint one of its members as Chairman. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders, and he shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors. Section 2.02. Lead Independent Director. Following the election of the Board of Directors at each annual meeting, the elected Board may appoint one of its independent members as its Lead Independent Director. When the Chairman of the Board is not present at a meeting of the Board of Directors, the Lead Independent Director, if there be one, shall preside. Section 2.03. Director Emeritus. The Board of Directors may from time to time elect one or more Directors Emeritus. Each Director Emeritus shall be elected for a term expiring on the date of the regular meeting of the Board of Directors following the next annual meeting. No Director Emeritus shall be considered a "director" for purposes of these By-Laws or for any other purpose. Section 2.04. Powers, Number, Quorum, Term, Vacancies, Removal. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Organization Certificate or by these By-Laws required to be exercised or done by the stockholders. The number of directors may be changed by a resolution passed by a majority of the members of the Board of Directors or by a vote of the holders of record of at least a majority of the shares of stock of the Company issued and outstanding and entitled to vote, but at all times the Board of Directors must consist of not less than seven nor more than thirty directors. No more than one-third of the directors shall be active officers or employees of the Company. At least one-half of the directors must be citizens of the United States at the time of their election and during their continuance in office.

- 3 - Except as otherwise required by law, rule or regulation, or by the Company’s Organization Certificate, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors, or such committee, as applicable. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or video, or other similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. Whether or not a quorum shall be present at any meeting of the Board of Directors or a committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time; notice of the adjourned meeting shall be given to the directors who were not present at the time of the adjournment, but if the time and place of the adjourned meeting are announced, no additional notice shall be required to be given to the directors present at the time of adjournment. Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified. Director vacancies not exceeding one-third of the whole number of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected shall hold office for the balance of the unexpired term. Any one or more of the directors of the Company may be removed either with or without cause at any time by a vote of the holders of record of at least a majority of the shares of stock of the Company, issued and outstanding and entitled to vote, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders as provided in these By-Laws. Section 2.05. Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of New York, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors and its Executive Committee shall be held as often as may be required under applicable law, and special meetings may be held at any time upon the call of two directors, the Chairman of the Board or the President, by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present. Section 2.06. Compensation. The Board of Directors may determine, from time to time, the amount of compensation, which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board. The Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Company not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. ARTICLE III COMMITTEES Section 3.01. Executive Committee. There shall be an Executive Committee of the Board who shall be appointed annually by resolution adopted by the majority of the entire Board of Directors. The Chairman of the Board shall preside at meetings of the Executive Committee. In his

- 4 - absence, the Chief Executive Officer or, in his absence, the President or any Co-President or, in their absence, such other member of the Executive Committee as the Executive Committee from time to time may designate shall preside at such meetings. Section 3.02. Audit and Fiduciary Committee. There shall be an Audit and Fiduciary Committee appointed annually by resolution adopted by a majority of the entire Board of Directors which shall consist of such number of independent directors, as may from time to time be fixed by the Audit and Fiduciary Committee charter adopted by the Board of Directors. Section 3.03. Other Committees. The Board of Directors shall have the power to appoint any other Committees as may seem necessary, and from time to time to suspend or continue the powers and duties of such Committees. Each Committee appointed pursuant to this Article shall serve at the pleasure of the Board of Directors. Section 3.04. Limitations. No committee shall have the authority as to the following matters: (i) the submission to stockholders of any action that needs stockholders' authorization under New York Banking Law; (ii) the filling of vacancies in the Board of Directors or in any such committee; (iii) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (iv) the amendment or repeal of these By-Laws, or the adoption of new by-laws; (v) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; or (vi) the taking of action which is expressly required by any provision of New York Banking Law to be taken at a meeting of the Board of Directors or by a specified proportion of the directors. ARTICLE IV OFFICERS Section 4.01. Titles and Election. The officers of the Company, who shall be chosen by the Board of Directors within twenty-five days after each annual meeting of stockholders, shall be a President, Chief Executive Officer, Chief Risk Officer, Chief Financial Officer, Treasurer, Secretary, and a General Auditor. The Board of Directors from time to time may elect one or more Managing Directors, Directors, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person, except the offices of President and Secretary. Section 4.02. Terms of Office. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Section 4.03. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors. Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 4.05. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

- 5 - Section 4.06. President. The President shall have general authority to exercise all the powers necessary for the President of the Company. In the absence of the Chairman and the Lead Independent Director, the President shall preside at all meetings of the Board of Directors and of the stockholders. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Company, and he shall perform such other duties and have such other powers as may be incident to the office of the president of a corporation and as from time to time may otherwise be prescribed by the Board of Directors. Section 4.07. Chief Executive Officer. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Company. The Chief Executive Officer shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Company; he shall appoint and discharge employees and agents of the Company (other than officers elected by the Board of Directors); he shall see that all orders and resolutions of the Board of Directors are carried into effect; he shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Company, and he shall perform such other duties and have such other powers as may be incident to the office of the chief executive officer of a corporation and as from time to time may otherwise be prescribed by the Board of Directors. Section 4.08. Chief Risk Officer. The Chief Risk Officer shall have the responsibility for the risk management and monitoring of the Company. The Chief Risk Officer shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Company, and he shall perform such other duties and have such other powers as may be incident to his office and as from time to time may otherwise be prescribed by the Board of Directors. Section 4.09. Chief Financial Officer. The Chief Financial Officer shall have the responsibility for reporting to the Board of Directors on the financial condition of the Company, preparing and submitting all financial reports required by applicable law, and preparing annual financial statements of the Company and coordinating with qualified third party auditors to ensure such financial statements are audited in accordance with applicable law. Section 4.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys, and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Company. Section 4.11. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of proceedings in records or books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties and have such other powers as may be incident to the office of the secretary of a corporation and as from time to time may otherwise be prescribed by the Board of Directors. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Company (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. Section 4.12. General Auditor. The General Auditor shall be responsible, through the Audit and Fiduciary Committee, to the Board of Directors for the determination of the program of the

- 6 - internal audit function and the evaluation of the adequacy of the system of internal controls. Subject to the Board of Directors, the General Auditor shall have and may exercise all the powers and shall perform all the duties usual to such office and shall have such other powers as may be prescribed or assigned to him from time to time by the Board of Directors or vested in him by law or by these By-Laws. He shall perform such other duties and shall make such investigations, examinations and reports as may be prescribed or required by the Audit and Fiduciary Committee. The General Auditor shall have unrestricted access to all records and premises of the Company and shall delegate such authority to his subordinates. He shall have the duty to report to the Audit and Fiduciary Committee on all matters concerning the internal audit program and the adequacy of the system of internal controls of the Company which he deems advisable or which the Audit and Fiduciary Committee may request. Section 4.13. Managing Directors, Directors and Vice Presidents. If chosen, the Managing Directors, Directors and Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Managing Directors, Directors and Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Company, and they shall perform such other duties and have such other powers as may be incident to their respective offices and as from time to time may be prescribed by the Board of Directors or the President. Section 4.14. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer. ARTICLE V INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS Section 5.01. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Company. Subject to the other provisions of this Article V, and subject to applicable law, the Company shall indemnify any person made or threatened to be made a party to an action or proceeding (other than one by or in the right of the Company to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that such person, his or her testator or intestate, was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, and had no reasonable cause to believe that such person’s conduct was unlawful. Section 5.02. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to the other provisions of this Article V, and subject to applicable law, the Company shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person, his or her testator or intestate, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise,

- 7 - against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, except that no indemnification under this Section 5.02 shall be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Section 5.03. Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Company only if authorized in the specific case (i) by the Board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be; or (ii) if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, (x) by the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be, has been met by such director or officer; or (y) by the stockholders upon a finding that the director or officer has met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be. A person who has been successful on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Sections 5.01 or 5.02, shall be entitled to indemnification as authorized in such section. Section 5.04. Good Faith Defined. For purposes of any determination under Section 5.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The provisions of this Section 5.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be. Section 5.05. Serving an Employee Benefit Plan on behalf of the Company. For the purpose of this Article V, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company. Section 5.06. Indemnification upon Application to a Court. Notwithstanding the failure of the Company to provide indemnification and despite any contrary resolution of the Board or stockholders under Section 5.03, or in the event that no determination has been made within ninety

- 8 - days after receipt of the Company of a written claim therefor, upon application to a court by a director or officer, indemnification shall be awarded by a court to the extent authorized in Section 5.01 or Section 5.02. Such application shall be upon notice to the Company. Neither a contrary determination in the specific case under Section 5.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Section 5.07. Expenses Payable in Advance. Subject to the other provisions of this Article V, and subject to applicable law, expenses incurred in defending a civil or criminal action or proceeding may be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount (i) if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article V, (ii) where indemnification is granted, to the extent expenses so advanced by the Company or allowed by a court exceed the indemnification to which such person is entitled and (iii) upon such other terms and conditions, if any, as the Company deems appropriate. Any such advancement of expenses shall be made in the sole and absolute discretion of the Company only as authorized in the specific case upon a determination made, with respect to a person who is a director or officer at the time of such determination, (i) by the Board acting by a quorum consisting of directors who are not parties to such action or proceeding, or (ii) if a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, (x) by the Board upon the opinion in writing of independent legal counsel or (y) by the stockholders and, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Company. Without limiting the foregoing, the Company reserves the right in its sole and absolute discretion to revoke at any time any approval previously granted in respect of any such request for the advancement of expenses or to, in its sole and absolute discretion, impose limits or conditions in respect of any such approval. Section 5.08. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article V shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled whether contained in the Company’s Organization Certificate, these By-Laws or, when authorized by the Organization Certificate or these By-Laws, (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this Article V shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law. Section 5.09. Insurance. Subject to the other provisions of this Article V, the Company may purchase and maintain insurance (in a single contract or supplement thereto, but not in a retrospective rated contract): (i) to indemnify the Company for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article V, (ii) to indemnify directors and officers in instances in which they may be indemnified by the Company under the provisions of this Article V and applicable law, and (iii) to indemnify directors and officers in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article V, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York Superintendent of Financial Services, for a retention amount and for co-insurance. Notwithstanding the foregoing, any such insurance shall be subject to the provisions of, and the Company shall comply with the requirements set forth in, Section 7023 of the New York State Banking Law.

- 9 - Section 5.10. Limitations on Indemnification and Insurance. All indemnification and insurance provisions contained in this Article V are subject to any limitations and prohibitions under applicable law, including but not limited to Section 7022 (with respect to indemnification, advancement or allowance) and Section 7023 (with respect to insurance) of the New York State Banking Law and the Federal Deposit Insurance Act (with respect to administrative proceedings or civil actions initiated by any federal banking agency). Notwithstanding anything contained in this Article V to the contrary, no indemnification, advancement or allowance shall be made (i) to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (ii) in any circumstance where it appears (a) that the indemnification would be inconsistent with a provision of the Company’s Organization Certificate, these By-Laws, a resolution of the Board or of the stockholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) if there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement. Notwithstanding anything contained in this Article V to the contrary, but subject to any requirements of applicable law, (i) except for proceedings to enforce rights to indemnification (which shall be governed by Section 5.06), the Company shall not be obligated to indemnify any director or officer (or his testators intestate) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company, (ii) with respect to indemnification or advancement of expenses relating to attorneys’ fees under this Article V, counsel for the present or former director or officer must be reasonably acceptable to the Company (and the Company may, in its sole and absolute discretion, establish a panel of approved law firms for such purpose, out of which the present or former director or officer could be required to select an approved law firm to represent him), (iii) indemnification in respect of amounts paid in settlement shall be subject to the prior consent of the Company (not to be unreasonably withheld), (iv) any and all obligations of the Corporation under this Article V shall be subject to applicable law, (v) in no event shall any payments pursuant to this Article V be made if duplicative of any indemnification or advancement of expenses or other reimbursement available to the applicable director or officer (other than for coverage maintained by such person in his individual capacity), and (vi) no indemnification or advancement of expenses shall be provided under these By-Laws to any person in respect of any expenses, judgments, fines or amounts paid in settlement to the extent incurred by such person in his capacity or position with another entity (including, without limitation, an entity that is a stockholder of the Company or any of the branches or affiliates of such stockholder), except as expressly provided in these By-Laws in respect of such person’s capacity and position as a director or officer of the Company or such person is a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 5.11. Indemnification of Other Persons. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses (whether pursuant to an adoption of a policy or otherwise) to employees and agents of the Company (whether similar to those conferred in this Article V upon directors and officers of the Company or on other terms and conditions authorized from time to time by the Board of Directors), as well as to employees of direct and indirect subsidiaries of the Company and to other persons (or categories of persons) approved from time to time by the Board of Directors.

- 10 - Section 5.12. Repeal. Any repeal or modification of this Article V shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification. ARTICLE VI CAPITAL STOCK Section 6.01. Certificates. The interest of each stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board or the President or a Managing Director or a Director or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Company or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Company or its employee, or registered by a registrar other than the Company or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation, retirement, disqualification, removal or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company. Section 6.02. Transfer. The shares of stock of the Company shall be transferred only upon the books of the Company by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require. Section 6.03. Record Dates. The Board of Directors may fix in advance a date, not less than 10 nor more than 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. Section 6.04. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary and to give the Company a bond in such reasonable sum as it directs to indemnify the Company.

- 11 - ARTICLE VII CHECKS, NOTES, ETC. Section 7.01. Checks, Notes, Etc. All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President or any Managing Director or any Director or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors. ARTICLE VIII MISCELLANEOUS PROVISIONS Section 8.01. Fiscal Year. The fiscal year of the Company shall be from January 1 to December 31, unless changed by the Board of Directors. Section 8.02. Books. There shall be kept at such office of the Company as the Board of Directors shall determine, within or without the State of New York, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders, Board of Directors and committees, and the stock book, containing the names and addresses of the stockholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine. Section 8.03. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Company, other than stock of the Company, shall be voted, in person or by proxy, by the President or any Managing Director or any Director or any Vice President of the Company on behalf of the Company. ARTICLE IX AMENDMENTS Section 9.01. Amendments. The vote of the holders of at least a majority of the shares of stock of the Company issued and outstanding and entitled to vote shall be necessary at any meeting of stockholders to amend or repeal these By-Laws or to adopt new by-laws. These By-Laws may also be amended or repealed, or new by-laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board, provided that any by-law adopted by the Board may be amended or repealed by the stockholders in the manner set forth above. Any proposal to amend or repeal these By-Laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board of Directors or the stockholders or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Company issued and outstanding and entitled to vote are present at such meeting.

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

EXHIBIT 7

Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
Office of the Comptroller of the Currency

OMB Number 7100-0036
OMB Number 3064-0052
OMB Number 1557-0081
Approval expires June 30, 2024
Page 1 of 87

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041

Report at the close of business September 30, 2021

20210930
(RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations.

This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes that are required to file the FFIEC 031.

NOTE: Each bank's board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Director (Trustee)

Signature of Chief Financial Officer (or Equivalent)

Director (Trustee)

10/29/2021
Date of Signature

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC's Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or
(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank's data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov.

FDIC Certificate Number **623**
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank's completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank's hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC's sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

New York
City (RSSD 9130)

NY
State Abbreviation (RSSD 9200)

10019
Zip Code (RSSD 9220)

Legal Entity Identifier (LEI)
8EWQ2UQKS07AKK8ANH81
(Report only if your institution already has an LEI.) (RCON 9224)

The estimated average burden associated with this information collection is 55.53 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

09/2021

06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

FFIEC 041
Page 17 of 87
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2021

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands	RCON	Amount	RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A)					
a. Noninterest-bearing balances and currency and coin (1)			0081	33,000	1.a.
b. Interest-bearing balances (2)			0071	23,252,000	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	**0**	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)			1773	**777,000**	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	6,000	2.c.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell (5, 6)			B989	5,916,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a.
b. Loans and leases held for investment	B528	12,932,000			4.b.
c. LESS: Allowance for loan and lease losses	3123	**13,000**			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) (7)			B529	**12,919,000**	4.d.
5. Trading assets (from Schedule RC-D)			3545	**0**	5.
6. Premises and fixed assets (including capitalized leases)			2145	0	6.
7. Other real estate owned (from Schedule RC-M)			2150	**0**	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	**18,000**	10.
11. Other assets (from Schedule RC-F) (6)			2160	**1,699,000**	11.
12. Total assets (sum of items 1 through 11)			2170	**44,620,000**	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	**32,743,000**	13.a.
(1) Noninterest-bearing (8)	6631	16,053,000			13.a.(1)
(2) Interest-bearing	6636	16,690,000			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (9)			B993	0	14.a.
b. Securities sold under agreements to repurchase (10)			B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	**0**	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	**424,000**	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (11)			3200	0	19.

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5. Includes all securities resale agreements, regardless of maturity.
6. Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7. Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8. Includes noninterest-bearing demand, time, and savings deposits.
9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10. Includes all securities repurchase agreements, regardless of maturity.
11. Includes limited-life preferred stock and related surplus.

09/2021

06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

FFIEC 041
Page 18 of 87
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Amount	
Liabilities—continued			
20. Other liabilities (from Schedule RC-G)	2930	**2,123,000**	20.
21. Total liabilities (sum of items 13 through 20)	2948	**35,290,000**	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	2,127,000	24.
25. Surplus (exclude all surplus related to preferred stock)	3839	938,000	25.
26. a Retained earnings	3632	6,270,000	26.a.
b Accumulated other comprehensive income (1)	B530	(5,000)	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a Total bank equity capital (sum of items 23 through 26.c)	3210	**9,330,000**	27.a.
b Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	**9,330,000**	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	**44,620,000**	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during *2020*	6724	NA	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NA	M.2.

1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.

06/2012